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                                                                    Exhibit 99.1



NEWS BULLETIN FROM FRB                   PATRIOT AMERICAN HOSPITALITY, INC.
THE FINANCIAL RELATIONS BOARD            3030 LBJ FREEWAY, SUITE 1500
                                         DALLAS, TX 75234
                                         NYSE:  PAH
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

AT THE COMPANY:                          AT THE FINANCIAL RELATIONS BOARD:
Paul Nussbaum, Chairman & CEO            Bess Gallanis       Claire Koeneman       Bob Schwaller
Thomas Lattin, President and COO         Media Inquiries     Analyst Inquiries     General Inquiries
972-888-8000                             312-640-6737        312-640-6784          972-888-8087
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AT CAREFREE RESORTS:
Richard A. Holtzman, President
602-953-6400

FOR IMMEDIATE RELEASE

         PATRIOT AMERICAN TO ACQUIRE CAREFREE RESORTS FOR $210 MILLION;

           INCLUDES THE BOULDERS, PEAKS RESORT & SPA AND OTHER AWARD
                          WINNING CAREFREE PROPERTIES

DALLAS, DECEMBER 9, 1996 - PATRIOT AMERICAN HOSPITALITY, INC. (NYSE: PAH) has reached an agreement with authorized representatives of the owners of Resorts Limited Partnership, Carefree Resorts Corporation and Resorts Services, Inc. to acquire these entities and their assets. The agreement is subject to the approval of certain limited partners of Resort Limited Partnership. The assets of these entities include the entire management organization and the interests in four world-class, four-star and five-star Carefree resort properties-The Boulders near Scottsdale, AZ; The Lodge at Ventana Canyon, in Tuscon, AZ; The Peaks Resort & Spa in Telluride, in the Colorado Rockies; and Carmel Valley Ranch, in Carmel, CA; plus a contract to manage The Buttes, in Tempe, AZ. Total anticipated value of the transaction is approximately $210 million, in a combination of cash, debt assumptions and units in Patriot's operating partnership.

"These properties are renowned throughout the resort industry," said Patriot Chairman and Chief Executive Officer Paul A. Nussbaum. "Each has received countless industry awards and accolades; The Boulders has been named the top U.S. resort by "Andrew Harper's Hideaway Report" every year for each of the last 10.

"Of equal importance to us," Nussbaum continued, "is the addition of the exceptional Carefree management team, headed by President Richard A. Holtzman. In addition to many
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other industry recognitions, Dick was named 'Hotel Magazine's' 'Independent
Hotelier of the World' for 1995. The Carefree organization is recognized as the top resort management company in the industry, and has outstanding individual talent. Dick and the others on the Carefree team add a dimension of resort expertise to Patriot that is unmatched anywhere."

Patriot American has a binding agreement to acquire a paired-share REIT, California Jockey Club and Bay Meadows Operating Company (ASE:CJ). Subject to shareholder approval of both companies, Patriot currently anticipates that the paired-share acquisition will be completed during the first quarter of 1997. According to Patriot President and Chief Operating Officer Thomas W. Lattin, "The paired-share structure will permit Patriot to receive substantially more of the cash flow from the management of our hotel properties-while still retaining the REIT tax-advantages in a non-conflicted structure.

"Pending approval of the paired-share transaction, it is our goal to have a substantial portfolio of properties already in place for Patriot's paired operating company to manage," said Lattin. "In this way our shareholders can immediately begin to enjoy the operating advantages of the paired-share structure. The Carefree acquisition will be Patriot's first such transaction. However, Patriot's acquisition of Carefree is not conditioned upon the closing of the paired-share transaction.

"With a resort management team of Carefree's caliber, and Patriot's corporate management and financial resources, we see tremendous potential for future growth in this market segment through the acquisition and development of additional resorts in the U.S. as well as internationally," said Lattin.

"Carefree's strategy is to expand into target markets in the U.S. as well as the rest of North America," said Carefree President Richard A. Holtzman. "Patriot's financial strength, as well as the expected benefits following the acquisition of the paired-share structure, gives us an edge in competing for the kind of unique properties we are seeking."

ABOUT CAREFREE RESORTS. "Over the years," continued Holtzman, "we've very deliberately established each Carefree property to be an exclusive destination resort, one that rekindles the romance of travel by offering the qualities that appeal to today's sophisticated traveler. We seek out magical settings, in spectacular natural environments with a truly captivating sense of adventure. We build in exceptional levels of service. We ensure that the cuisine reflects regional specialties, adding to the unique ambiance of each resort.

"To enhance the sense of adventure, each resort provides a range of exotic recreation opportunities - activities such as hot-air ballooning, cross-country skiing, whitewater rafting, even llama treks and desert jeep tours," said Holtzman.

Through the acquisition of Resorts Limited Partnership and Carefree, Patriot American is acquiring a 100-percent interest in The Boulders and The Lodge at Ventana Canyon, and a 50-percent interest in The Peaks Resort & Spa and Carmel Valley Ranch Resort.
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THE BOULDERS.  Carefree's signature asset, The Boulders, is located in Carefree,
AZ, north of Scottsdale, on 1,000 acres of Sonoran Desert foothills. The Boulders offers 160 spacious guest "casitas" plus 33 private homes in a rental pool. The resort includes two Jay Moorish 18-hole championship golf courses, six tennis courts and two swimming pools, a fitness center and spa, plus 21,000 square feet of meeting space and 61,400 square feet of specialty retail. Patriot is also acquiring 72 acres containing 99 separate residential parcels, to be subdivided and sold over the next three years. Adjacent to The Boulders is a 1,000- acre residential community, with about 590 existing homes. 57 homes and lots were sold in 1995.

The Boulders is the most awarded U.S. resort. In addition to the decade of number-one ratings from "Andrew Harper's Hideaway Report," AAA has awarded The Boulders its Five Diamond Award for eight consecutive years, and the property has received two dozen additional awards in just the last few years.

THE PEAKS RESORT & SPAS. Surrounded on three sides by the 14,000 foot peaks of Colorado's San Juan Mountain Range, the Peaks offers 177 oversized mountain view guest rooms, 42,000 square feet of health spa and fitness facilities, pools, plus squash and racquetball courts. All guest rooms offer ski-in/ski out access to Telluride's premiere 1,050-acre ski area. Telluride features a 3,145-foot vertical drop, some of the truly outstanding skiing in the Rockies. Adjacent to The Peaks are golf, tennis and other recreational facilities available to Peaks guests. The Peaks resort also has 26 penthouse condominiums plus 7,100 feet of meeting space, additional residential properties and lots for development.

      The Peaks offers heli-skiing and a variety of other exotic winter sports. In the summer, mountain biking, llama treks and whitewater rafting round out a range of challenging and once-in-a lifetime recreation opportunities. The Peaks has won numerous recent industry awards, including AAA's Four Diamond Award, Conde Nast Traveler's Readers Survey Top Ten, and others.

THE LODGE AT VENTANA CANYON. Situated on 1,100 acres in the high Sonoran Desert outside of Tuscon, AZ, The Lodge at Ventura Canyon offers 50 spacious suites, with plans to add 40 additional suites. The Lodge also offers two 18-hole Tom Fazio-designed championship golf courses, 12 lighted tennis courts with a 3,000-seat stadium court, and a spectacular swimming pool.

The Lodge at Ventana Canyon has won AAA Four Diamond Awards, Silver Medal Awards from "Golf Digest" and ranks number one in "Lodging & Hospitality" magazine's "400 Top Performers" resort ranking of revenues per room.

CARMEL VALLEY RANCH RESORT. Carmel Valley Ranch Resort, near Carmel, CA has 100 one-bedroom guest suites with approval to add 44 more. The resort is situated on 1,700 acres of mountainside and valley acres, including 1,200 acres of designated open space. Camel Valley includes an 18-hole Pete Dye championship golf course, 12 tennis courts, two pools and fitness center. It also has 4,000 square feet of meeting space.
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Carmel Valley Ranch Resort has won 10 of the top resort industry awards in the industry, many of these awards for multiple years, including the AAA Four Diamond Award, Mobil Travel Guide's Four Star Award, and recognition from magazines such as "Meetings & Conventions," "Conde Nast Traveler," "Andrew Harper's Hideaway Report," and "World Tennis."

THE BUTTES. Carefree manages The Buttes on behalf of a third-party owner. With 353 rooms and concierge-level service, this Carefree Conference Resort, near Tempe, AZ, has a strong reputation as a premiere corporate meeting destination. The Buttes has ranked as a top occupancy leader among Phoenix-area resorts since its opening in 1986. The property has 40,000 square feet of meeting space, including a 140-seat amphitheater. Four lighted tennis courts, two pools, a fitness center and full business center services appeal to executive tastes and needs.

ABOUT RESORTS LIMITED PARTNERSHIP. Resorts Limited Partnership is an investment partnership comprised of a number of institutional investors, whose interests are managed by Aldrich Eastman & Waltch, a Boston-based real estate investment advisor, and individuals related to Carefree Resorts.

ABOUT PATRIOT AMERICAN. Patriot's portfolio currently consists of 45 hotels, primarily full-service, with 10,923 rooms. Patriot also has under contract four other hotels, totaling 1,015 rooms. Major brands in Patriot's portfolio include Crowne Plaza, Doubletree, Embassy Suites, Grand Heritage, Hilton, Holiday Inn, Hyatt, Marriott, Radisson, Registry, Sheraton Four Points, WestCoast and Wyndham. Patriot's professional asset management and focus on capital reinvestment in properties are designed to create long-term growth from the combination of improved operating performance and appreciation of real estate value. The Company is aggressively seeking additional acquisitions in a number of major markets throughout the U.S.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company's actual results could differ materially from those set forth in the forward looking statements. Certain factors that might cause such a difference include, but are not limited to, the company's consummation of the acquisition of California Jockey Club and Bay Meadows Operating Company.

 FOR ADDITIONAL INFORMATION REGARDING PATRIOT AMERICAN FREE OF CHARGE VIA FAX,
        DIAL 1-800-PRO-INFO AND USE THE COMPANY'S STOCK SYMBOL, "PAH."